Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

TETON ENERGY CORPORATION, et al., [1]	Case No. 09-13946 (PJW)

Debtors.	Jointly Administered

Re: D.I. 202

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
CONFIRMING DEBTORS’ SECOND AMENDED JOINT CHAPTER 11
PLAN OF REORGANIZATION AND GRANTING RELATED RELIEF

RECITALS

A.           On November 8, 2009 (the “Petition Date”), Teton Energy Corporation (“TEC”), Teton North America LLC (“TNA”), Teton Piceance LLC (“TP”), Teton DJ LLC (“TDJ”), Teton Williston LLC (“TW”), Teton Big Horn LLC (“TBH”), Teton ORRI LLC (“TORRI”) and Teton DJCO LLC (“Teton DJ” collectively with TEC, TNA, TP, TDJ, TW, TBH and TORRI, the “Debtors”) each filed with this Court a voluntary petition for relief under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”).

B.           Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

C.           No creditors’ committee, trustee, or examiner has been appointed in these Chapter 11 Cases.

[1]
The Debtors, along with the last four digits of their federal tax identification numbers, are: Teton Energy Corporation (2290), Teton North America LLC (2290), Teton Piceance LLC (2290),  Teton DJ LLC (2290), Teton Williston LLC (2290), Teton Big Horn LLC (2290), Teton DJCO LLC (2290), and Teton ORRI LLC (2290).  The Debtors’ mailing address for purposes of these cases is 600 17th Street, Suite 1600 North, Denver, Colorado 80202.

D.           On or near the Petition Date, the Debtors filed, among other things, (i) their proposed Plan of Reorganization (Docket No. 15) (as amended on December 9, 2009 (Docket No. 143) and on January 14, 2010 (Docket No. 202) and as may be further amended, supplemented, or otherwise modified from time to time, the “Plan”)2 and (ii) a disclosure statement with respect to the Plan (Docket No. 16) (as amended on December 9, 2009 (Docket No. 142)), the “Disclosure Statement”). A true and correct copy of the Plan is attached hereto as Exhibit A.

E.           On December 9, 2009, after due notice and a hearing, this Court entered an order (Docket No. 140, the “Disclosure Statement Order”) that, among other things, (i) approved the Disclosure Statement as containing adequate information, (ii) fixed a voting record date, (iii) approved the solicitation packages (the “Solicitation Packages”) and procedures for distribution thereof, (iv) approved the forms of ballots (the “Ballots”) and established procedures for voting on the Plan, (v) scheduled a hearing to consider confirmation of the Plan (the “Confirmation Hearing”) and (vi) established notice and objection procedures in respect of Confirmation, including a form of confirmation hearing notice (the “Confirmation Hearing Notice”).

F.           The Solicitation Packages were transmitted and served in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order, as evidenced by the affidavits and declarations of service filed on the docket of the Chapter 11 Cases (the “Solicitation Service Affidavits”).

2 Unless otherwise specified, capitalized terms and phrases used herein have the meanings ascribed to such terms in the Plan.

G.           On December 30, 2009, this Court entered an order (the “Date Modification Order”) that, among other things, extended until 4:00 p.m. (prevailing Eastern Time) on January 11, 2010, the Voting Deadline for the return of completed Ballots to the Debtors’ claims, noticing and balloting agent, the Garden City Group, Inc. (the “Claims, Noticing and Balloting Agent”).

H.           Adequate and sufficient notice of the Confirmation Hearing, the Voting Deadline and other requirements and deadlines, hearings and matters described in the Disclosure Statement Order and Date Modification Order was provided in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.  As evidenced by the affidavits and declarations of service filed on the docket of the Chapter 11 Cases (the “Confirmation Service Affidavits”), the Confirmation Hearing Notice was mailed on December 30, 2009, to holders of Claims against the Debtors and other parties in interest.

I.           As evidenced by the Affidavit of Publication of Courtney Becker of the Wall Street Journal (the “Publication Affidavit”) filed with the Court on December 18, 2009 (Docket No. 167), the Debtors caused notice of, inter alia, the Confirmation Hearing, the Record Date, the Voting Deadline and the Objection Deadline to be published in the national edition of the Wall Street Journal on December 15, 2009.

J.           No other or further notice of the Confirmation Hearing was or is required.

K.           In accordance with the terms of the Disclosure Statement Order, the Plan and Date Modification Order, on January 8, 2010, the Debtors filed a plan supplement (Docket No. 188, as amended by revised plan supplement materials filed on January 14, 2010 (Docket No. 205), and as further amended, modified or supplemented from time to time through entry of this Order, the “Plan Supplement”).

L.           In accordance with the terms of the Disclosure Statement Order and the Plan, on December 14, 2009 (Docket No. 155), January 5, 2010 (Docket No. 181), January 7, 2010 (Docket No. 186), January 8, 2010 (Docket No. 187), January 11, 2010 (Docket No. 191) and January 12, 2010 (Docket No. 194), the Debtors filed notices (the “Assumption Notices”) of their intent, pursuant to the Plan, to assume certain Executory Contracts and Unexpired Leases identified in such notices.  The Assumption Notices were transmitted and served in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, as evidenced by the affidavits and declarations of service filed on the docket of the Chapter 11 Cases (the “Assumption Service Affidavits,” and collectively with the Solicitation Service Affidavits and the Confirmation Service Affidavits, the “Service Affidavits”).

M.           On January 14, 2010, the Claims, Noticing and Balloting Agent filed the Declaration Of Craig Johnson Of The Garden City Group, Inc. Certifying The Methodology For The Tabulation Of Votes On And Results Of Voting With Respect To The Debtors’ Amended Joint Chapter 11 Plan Of Reorganization, dated and sworn to on January 14, 2010 (Docket No. 206) (the “Voting Report”), attesting and certifying the method and results of the Ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Plan.  As evidenced by the Voting Report, Ballots were tabulated in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

N.           On January 14, 2010, the Debtors filed the Debtors’ Memorandum Of Law (I) In Support Of Confirmation Of Debtors’ Second Amended Joint Chapter 11 Plan Of Reorganization And (II) In Reply To The Objection Of Shelby Resources And Shelby Partners To Assumption Of Joint Operating Agreement (Docket No. 211) (the “Confirmation MOL”).

O.           The Date Modification Order extended the deadline to object to Confirmation of the Plan until 4:00 p.m. (prevailing Eastern Time) on January 11, 2010 (unless further extended by the Debtors) (the “Confirmation Objection Deadline”).  No objections to confirmation of the Plan were timely filed.  All objections to confirmation of the Plan are collectively referred to herein as “Confirmation Objections.”

P.           On January 14, 2010, Caerus Oil and Gas LLC (“Caerus”) filed the Declaration of David H. Keyte in Support of Confirmation of Debtors' Second Amended Joint Chapter 11 Plan of Reorganization and Assumption of the Assumed Executory Contracts  (Docket No. 204, the “Keyte Declaration”) in support of confirmation of the Plan and the assumption of the Assumed Executory Contracts.

Q.           On January 15, 2010, the Debtors filed the Declaration Of Jonathan Bloomfield In Support Of Confirmation Of Debtors’ Second Amended Joint Chapter 11 Plan Of Reorganization (Docket No. 214) (together with the Keyte Declaration, the “Confirmation Declarations”) in support of confirmation of the Plan and the assumption of the Assumed Executory Contracts.

R.           The Confirmation Hearing was held before this Court on January 15, 2010 and on January 20, 2010.

NOW, THEREFORE, this Court having reviewed and considered the Disclosure Statement, the Plan, the Plan Supplement and the documents contained therein, the Service Affidavits, the Publication Affidavit, the Voting Report and the Confirmation Declarations; this Court having heard the arguments of counsel in support of and opposition to confirmation of the Plan at the Confirmation Hearing; this Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; this Court having taken judicial notice of the papers and pleadings on file in these Chapter 11 Cases; it appearing to this Court that notice of the Confirmation Hearing was adequate, sufficient, and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby and the legal and factual bases presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon, and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact, Conclusions of Law, and Orders:

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.           Jurisdiction and Venue.

1.           This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date and continues to be proper.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.  The statutory predicates for the confirmation of the Plan are sections 105(a), 365, 503, 507, 1123, 1129, 1142 and 1146(a) of the Bankruptcy Code, as supplemented by Bankruptcy Rules 2002, 6006(a), (c) and (d), 9007 and 9014.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.           Eligibility for Relief.

2.           The Debtors were and are entities eligible for relief under Bankruptcy Code section 109.

C.           Judicial Notice.

3.           This Court takes judicial notice of (and deems admitted into evidence for purposes of confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at, the hearings held before this Court during the pendency of the Chapter 11 Cases.  Any resolutions of objections to Confirmation explained on the record at the Confirmation Hearing, if any, are hereby incorporated by reference. All unresolved objections, statements, and purported reservations of rights are overruled on the merits.

D.           Burden of Proof.

4.           The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

E.           Transmittal and Mailing of Materials; Notice.

5.           As evidenced by the Service Affidavits and the Publication Affidavit, due, adequate, and sufficient notice of the Disclosure Statement, Plan, Plan Supplement, and Confirmation Hearing, together with all deadlines for voting on or objecting have been given to, inter alia, (a) all known holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, (c) all counterparties to Unexpired Leases and Executory Contracts, and (d) all taxing authorities listed on the Debtors’ Schedules or claims register, in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, and 3020(b), and no other or further notice is or shall be required.

6.           The Debtors published the Confirmation Hearing Notice in the Wall Street Journal, National Edition on December 15, 2009 in compliance with the Disclosure Statement Order and Bankruptcy Rule 2002(1), as evidenced by the Publication Affidavit.

F.           Solicitation.

7.           Votes for acceptance or rejection of the Plan were solicited in good faith and such solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, the Date Modification Order and all other applicable rules, laws, and regulations.  Such transmittal and service of the Solicitation Packages were adequate and sufficient.  No further notice is or shall be required.  If an entity changed its mailing address after the Petition Date, the burden was on such entity, not the Debtors, to advise the Claims, Noticing and Balloting Agent of the new address.  All procedures used to distribute solicitation materials to holders of Claims and Interests were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Court and all other applicable rules, laws, regulations and orders.

G.           Plan Supplement.

8.           The Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents was in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.  The Debtors are authorized to modify the Plan Supplement following the entry of the Confirmation Order as necessary to comply with the terms of the Plan and this Order.

H.           Bankruptcy Rule 3016.

9.           The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Clerk of the Court satisfies Bankruptcy Rule 3016(b).

I.           Compliance with the Requirements of Bankruptcy Code Section 1129.

10.         As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

1.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

11.         The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a) of the Bankruptcy Code, including sections 1122 and 1123.

a.	Section 1122 and 1123(a)(1)—Proper Classification of Claims and Interests.

12.         In addition to Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, the Plan designates seven Classes of Claims and two Classes of Interests. See Plan at Article II.  The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate among holders of Claims or Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.	Section 1123(a)(2)—Specification of Unimpaired Classes.

13.         Article III of the Plan specifies that each of Classes 1, 2, 4, 7 and 8 are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

c.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes.

14.         Article III of the Plan designates each of Classes 3, 5, 6 and 9 as Impaired and specifies the treatment of Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

d.	Section 1123(a)(4)—Equal Treatment within Classes.

15.         Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in a particular Class unless the holder of a particular Claim or Interest in such Class has agreed to a less favorable treatment of its Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.	Section 1123(a)(5)—Implementation of Plan.

16.         The Plan and Plan Supplement provide adequate and proper means for implementation of the Plan, including (as more fully described in that certain Amended Plan Sponsorship Agreement, effective as of December 15, 2009, by and among Caerus and the Debtors (the “Caerus Plan Sponsorship Agreement”) and Article V of the Plan), among other things: (i) the revesting of assets of the Debtors in the Reorganized Debtors; (ii) the conversion of TEC’s corporate form to that of a Delaware limited liability company; (iii) the transfer of 100% of the interests in Reorganized Teton to Caerus, free and clear of all Liens, Claims, Interests and Encumbrances to the fullest extent permissible by law; and (iv) the receipt and distribution of the Plan Funding Obligation.  Moreover, the Plan Supplement contains operative documents that will govern the operations of the Reorganized Debtors.  Therefore, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

f.	Section 1123(a)(6)—Voting Power of Equity Securities.

17.         Reorganized Teton shall be governed by the Membership Agreement contained in the Plan Supplement.  The Membership Agreement, among other things, contains appropriate provisions (i) governing the authorization of interests in the Reorganized Teton, and (ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.  Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

g.	Section 1123(a)(7)—Selection of Managers and Officers of Reorganized Debtors.

18.         The provisions of the Plan governing the initial mangers of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors disclosed, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve as an initial manager or initial officer of the Reorganized Debtors in the Plan Supplement and, to the extent such Person is an insider of any of the Debtors, the nature of any compensation to be paid to such Person.  Thus, the requirements of Bankruptcy Code section 1123(a)(7) are satisfied.

h.	Section 1123(a)(8)—Future Income.

19.         Each of the Debtors is a corporation or a limited liability company.  Accordingly, section 1123(a)(8) of the Bankruptcy Code is not implicated by the Plan.

i.	Section 1123(b)(6)—Permissive Provisions.

20.         The Plan contains other permissive provisions that are consistent with the applicable provisions of the Bankruptcy Code and, thus, the Plan satisfies the requirements of section 1123(b)(6) of the Bankruptcy Code.

(i)	Section 1123(b)(1)—Impairment and Unimpairment.

21.         Pursuant to section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan specifies that each of Classes 1, 2, 4, 7 and 8 are Unimpaired under the Plan, and each of Classes 3, 5, 6 and 9 are Impaired under the Plan.

(ii)	Section 1123(b)(2)—Assumed Executory Contracts and Unexpired Leases.

22.         The Plan satisfies all requirements for the assumption of the Assumed Executory Contracts contained in the Bankruptcy Code, including, without limitation, the requirement to cure all outstanding defaults, if any, and to provide adequate assurance of future performance by the Reorganized Debtors of such contracts and leases.

(iii)	Releases, Exculpations and Injunctions.

23.         Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order, are fair, equitable, reasonable, in good faith, and are in the best interests of the Debtors, the Reorganized Debtors, and the Debtors’ estates and holders of Claims and Interests.  The limited releases of non-Debtors under the Plan and related injunctions are fair to the holders of Claims and Interests and are necessary to the reorganization of the Debtors and the successful administration of their estates.  The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the releases, exculpations, and injunctions provided for in Article X of the Plan.

2.	Section 1129 (a)(2)—Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code.

24.         The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically:

(a)	the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

(b)	the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

(c)
the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in soliciting and tabulating votes on the Plan.

3.	Section 1129(a)(3)—Plan Proposed in Good Faith.

25.         The Debtors have proposed the Plan in good faith and not by any means forbidden by law, which is evident from the facts and record of the Chapter 11 Cases.  The Plan was proposed with the legitimate, good faith and honest purpose of reorganizing the Debtors with new ownership so that the Reorganized Debtors may continue, upon the revesting of the assets in the Reorganized Debtors, to operate as a viable enterprise.  Accordingly, the Plan satisfies section 1129(a)(3) of the Bankruptcy Code.

4.	Section 1129(a)(4)—Payments for Services or Costs and Expenses.

26.         Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

5.	Section 1129(a)(5)—Directors, Officers and Insiders

27.         The identity and affiliations of each of the Persons proposed to serve as the initial managers and officers of the Reorganized Debtors were disclosed in the Plan Supplement, and the appointment to such positions of such Persons is consistent with the interests of creditors and equity security holders and with public policy.  Accordingly, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.

6.	Section 1129(a)(6)—No Rate Changes.

28.         The Plan does not provide for any change in rates subject to governmental regulation.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

7.	Section 1129(a)(7)—Best Interests of Creditors Test.

29.         The liquidation analysis contained in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been successfully challenged or controverted by other evidence, and (iii) establish that each holder of a Claim or Interest in an Impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would have received if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  Thus, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

8.	Section 1129(a)(8)—Acceptance or Rejection by Certain Classes.

30.         Holders of Claims and Interests in Classes 1, 2, 4 and 7 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

31.         As set forth in the Voting Report, the percentages of holders of Claims and Interests in Classes entitled to vote on the Plan that voted to accept or reject the Plan are as follows:

Impaired Class of Claims	Percentage Accepting (Dollar Amount/ # of Shares)	Percentage Accepting (Number of Claims/Interests)	Percentage Rejecting (Dollar Amount/ # of Shares)	Percentage Rejecting (Number of Claims/Interests)
Class 3 Prepetition Secured Lender Claims	100%	100%	0%	0%
Class 5 General Unsecured Claims	No Votes Cast
Class 6 Convertible Debenture Claims	100%	100%	0%	0%

32.         Holders of Other Priority Claims in Class 1, Other Secured Claims in Class 2, DIP Loan Claims in Class 4, Trade Claims in Class 7 and TEC as the Holder of all Interests in the Subsidiaries in Class 8 are unimpaired and conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

33.         Holders of Prepetition Secured Lender Claims in Class 4, General Unsecured Claims in Class 5 and Convertible Debenture Claims in Class 6 have accepted the Plan pursuant to section 1126(c) of the Bankruptcy Code.

34.         Holders of Interests in Class 9 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan, therefore, does not satisfy section 1129(a)(8) of the Bankruptcy Code.  Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Class 9 and that no votes were cast in Class 5, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such Classes, as set forth below.

9.	Section 1129(a)(9)—Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, and Other Priority Claims.

35.         The treatment of Administrative Claims, Professional Fee Claims, and Priority Tax Claims pursuant to Article III of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code.  The treatment of Other Priority Claims pursuant to Article III of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

10.	Section 1129(a)(10)—Acceptance of at Least One Impaired Class.

36.         As set forth in the Voting Report, more than one Class (e.g., Classes 3 and 6) has accepted the Plan in requisite numbers and amounts without the need to include any acceptance of the Plan by any insider.  Thus, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

11.	Section 1129(a)(11)—Feasibility.

37.         The information in the Disclosure Statement and the Confirmation Declarations and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that based, in part, on the financial wherewithal of Caerus and Caerus’ obligations under the Plan, there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and operate their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

12.	Section 1129(a)(12)—Payment of Certain Fees.

38.         All fees payable under 28 U.S.C. § 1930 either have been paid or will be paid pursuant to Article XII.D of the Plan.  Accordingly, the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

13.	Section 1129(a)(13)—Continuation of Retiree Benefits.

39.         The Debtors have no retiree benefit obligations and, thus, section 1129(a)(13) of the Bankruptcy Code is inapplicable.

14.	Section 1129(a)(14) and (15)—Postpetition Domestic Support Obligations and Disposable Income.

40.         Sections 1129(a)(14) and (15) of the Bankruptcy Code impose certain requirements on individual chapter 11 debtors.  Each of the Debtors is a corporation or limited liability company. Accordingly, sections 1129(a)(14) and (15) of the Bankruptcy Code are inapplicable.

15.	Section 1129(a)(16)—Transfers of Property by Nonprofit Entities.

41.         Section 1129(a)(16) of the Bankruptcy Code imposes certain requirements on corporations or trusts that are not a moneyed, business or commercial corporation or trust. Each of the Debtors is a moneyed, business or commercial corporation.  Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable.

16.	Section 1129(b)—Fair and Equitable; No Unfair Discrimination.

42.         Based on the evidence proffered, adduced, and presented by the Debtors in the Confirmation Declarations and at the Confirmation Hearing, the Plan complies with sections 1129(b)(1) and (b)(2) in that it does not discriminate unfairly and is fair and equitable: (a) as to Class 9, Interest holders in TEC, which is deemed to have rejected the Plan; and (b) to the extent applicable, as to Class 5, General Unsecured Claims. Thus, the Plan may be confirmed notwithstanding the acceptance or deemed acceptance of the Plan by fewer than all of the Classes.

17.	Section 1129(c)—Only One Plan.

43.         Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases.  Accordingly, the requirements of 1129(c) of the Bankruptcy Code have been met.

18.	Section 1129(d)—Principal Purpose.

44.         The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act, and no governmental unit has objected to confirmation of the Plan on any such grounds.  The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

J.           Satisfaction of Confirmation Requirements.

45.         For all the above reasons, the Plan satisfies all the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

K.           Section 1125(e)—Good Faith Solicitation.

46.         Based on the record before the Court in these Chapter 11 Cases, the Debtors have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation.  Specifically:

(i)           The Debtors, Caerus, the Indenture Trustee, the holders of the Convertible Debentures, the Prepetition Agent, the Prepetition Secured Lenders, the DIP Agent, the DIP Lenders and any of such entities’ respective present and former members, officers, directors, employees, representatives, attorneys, financial and other professional advisors, and other agents have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all activities relating to the solicitation of acceptances or rejections of the Plan; and therefore shall not be liable, at any time, for any violation of any applicable law, rule, or regulation, governing solicitation of acceptances or rejections of the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section X.I of the Plan.

(ii)           The Debtors, Caerus, the Indenture Trustee, the holders of the Convertible Debentures, the Prepetition Agent, the Prepetition Secured Lenders, the DIP Agent, the DIP Lenders and any of such entities’ respective present and former members, officers, directors, employees, representatives, attorneys, financial and other professional advisors, and other agents have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all activities relating to the offer, issuance, sale, or purchase of securities under the Plan; and therefore shall not be liable, at any time, for any violation of any applicable law, rule, or regulation, governing the offer, issuance, sale, or purchase of securities and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section XI.G of the Plan.

L.           Bankruptcy Rule 3018.

47.         The solicitation of votes to accept or reject the Plan solely from holders of Allowed Claims in Classes entitled to vote to accept or reject the Plan as of the Voting Record Date satisfies Bankruptcy Rule 3018.  Votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order.

M.           Implementation.

48.         All documents necessary to implement the Plan, including, without limitation, those attached to the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors and the Reorganized Debtors, and shall, upon execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal or state law.

N.           Good Faith.

49.         The Debtors, the Reorganized Debtors, Caerus, the Indenture Trustee, the holders of the Convertible Debentures, the Prepetition Agent, the Prepetition Secured Lenders, the DIP Agent, the DIP Lenders and any of such entities’ respective present and former members, officers, directors, employees, representatives, attorneys, financial and other professional advisors, and other agents will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby, and (ii) take the actions authorized and directed by this Confirmation Order.

50.         Caerus participated in the Auction in good faith and submitted the highest and best bid at the Auction.  The Auction was conducted in good faith, without collusion and in accordance with the Bidding Procedures Order.

51.         At and following the Auction, Caerus, the Debtors, the Prepetition Agent and other stakeholders engaged in extensive arm’s-length and good faith negotiations regarding the terms of the Caerus Plan Sponsorship Agreement, the Plan, the Plan Supplement and related documents.

O.           Conditions to Confirmation.

52.         The Caerus Plan Sponsorship Agreement has not been terminated.

53.         Entry of this Confirmation Order shall satisfy the conditions set forth in Section VIII.A of the Plan.

P.           Conditions to Consummation.

54.         The conditions to the Effective Date set forth in Section VIII.B of the Plan may be waived, in whole or in part, at any time by the Debtors with the prior written consent of Caerus and the Prepetition Agent, without notice, leave, or order of the Court or any further action.

Q.           Release and Discharge of the Non-Debtor Released Parties.

55.         The releases of the Persons identified in Article X, including, without limitation, from any Liens, Claims, Causes of Action, Encumbrances, rights or liabilities, granted in Article X of the Plan is supported by the overwhelming votes of the holders of Claims in support of the Plan.  Additionally, such releases are also supported by the value that such Persons are contributing to the Plan, and are in the best interests of the Debtors, their estates, and creditors.  These releases are important to the Plan, and the Plan could not be confirmed absent such releases.

R.           Allowance of Claims of Prepetition Secured Lenders.

56.         Pursuant to the Final Agreed Order Authorizing Limited Use of Cash Collateral, Obtaining Credit Secured by Senior Liens, and Granting Adequate Protection to Existing Lienholders (the “Financing Order”) (Docket No. 123), the Debtors stipulated and agreed to, among other things, (a) the allowance of the Prepetition Secured Lender Claims in the amount of at least $22,484,296.00 in unpaid principal and accrued but unpaid interest, plus any and all other fees, costs, expenses, charges, other debts or obligations of the Debtors to the Prepetition Agent and Prepetition Secured Lenders under the Senior Credit Facility and applicable law, and (b) the validity, extent, priority, and unavoidability of the Prepetition Agent’s and Lenders liens and security interests in assets of the Debtors securing the Prepetition Secured Lender Claims (collectively, the “Debtors’ Stipulations”).  The Financing Order also provided that parties in interest had until January 7, 2010 (the “Challenge Deadline”) to file a motion challenging the Debtors’ Stipulations or otherwise be forever bound by the Debtors’ Stipulations.  No such motions were filed by any parties in interest on or prior to the Challenge Deadline.  Accordingly, the Debtors Stipulations are, and shall remain, in full force and effect, and shall be forever binding on the Debtors and all parties in interest in these Chapter 11 Cases in accordance with the terms of the Financing Order.  Furthermore, the Prepetition Secured Lender Claims shall be Allowed for all purposes in these Chapter 11 Cases in the amount of at least $22,484,296.00 in unpaid principal and accrued but unpaid interest, plus any and all other fees, costs, expenses, charges, other debts or obligations of the Debtors to the Prepetition Agent and Prepetition Secured Lenders under the Senior Credit Facility and applicable law.

S.           Retention of Jurisdiction.

57.         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.

BASED ON THE FOREGOING FINDINGS OF FACT, IT IS THEREFORE ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

A.           Confirmation.

58.         For the reasons set forth herein, all requirements for confirmation of the Plan have been satisfied.  Accordingly, the Plan is confirmed under section 1129 of the Bankruptcy Code.  All Confirmation Objections not heretofore settled or withdrawn are overruled in their entirety.  The terms of the Plan and Plan Supplement are incorporated by reference into and are an integral part of this Confirmation Order.

B.           Findings of Fact and Conclusions of Law.

59.         The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014.  To the extent any finding shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

C.           Provisions of Plan and Order Nonseverable and Mutually Dependent.

60.         The provisions of the Plan as confirmed by this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

61.         The documents contained in the Plan Supplement and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Debtors and the signatories thereto, are authorized and approved.  Without further order or authorization of this Court, the Debtors, Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement, subject only to the consent of Caerus and the Prepetition Agent.  Execution versions of the documents contained in or appended to the Plan and Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

D.           Issuance of New Membership Interests.

62.         The issuance of the membership interests in Reorganized Teton is authorized without the need for any further corporate action.  Upon the Effective Date, Reorganized Teton shall be governed by the Membership Agreement and such agreement shall be deemed to be legal, valid, and binding agreement.

E.           Modifications to Plan.

63.         The Plan may be amended, modified, or supplemented by the Debtors, subject to consent of Caerus and the Prepetition Agent, in the manner provided for by section 1127(b) of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as this Court may otherwise direct.  Prior to the Effective Date and subject to the consent of Caerus and the Prepetition Agent, the Debtors may make appropriate technical adjustments and modifications to the Plan, without the  approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests.  After the Effective Date, if a modification immaterially affects the treatment of holders of Claims or Interests, the Reorganized Debtors may modify the Plan with the consent of Caerus and the Prepetition Agent, with the approval of the Court, and without notice to holders of Claims and Interests.  If an action materially and adversely affects the treatment of holders of Claims or Interests under the Plan, the Reorganized Debtors may institute proceedings in the Bankruptcy Court to make such alteration, provided that such alteration or modification is made in accordance with section 1127 of the Bankruptcy Code.

F.           Solicitation and Notice.

64.         Notice of the Confirmation Hearing, notice of the Plan Supplement, and the solicitation of votes on the Plan complied with the terms of the Disclosure Statement Order, the Solicitation Procedures, the Bankruptcy Code, and the Bankruptcy Rules, and was appropriate and satisfactory based on the circumstances of the Chapter 11 Cases.

G.           Plan Classification Controlling.

65.         The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications and amounts of Claims, if any, set forth on the Ballots returned by the Debtors’ creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims under the Plan for distribution purposes and (iii) shall not be binding on the Debtors or the Reorganized Debtors except with respect to voting on the Plan.

H.           Substantive Consolidation.

66.         The Plan is predicated on the substantive consolidation of the Estates, for all purposes associated with confirmation of the Plan and consummation of the transactions contemplated thereby, as set forth more fully in Article V of the Plan.

67.         Substantive consolidation shall not affect the legal and organizational structure of the Reorganized Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests the Debtors are required to maintain under the Bankruptcy Code, under the Plan, or, in connection with contracts or leases that were assumed or entered into during the Chapter 11 Cases.  Any alleged defaults under any applicable agreement with the Debtors or the Reorganized Debtors arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date and this Confirmation Order shall constitute an order authorizing  substantive consolidation pursuant to Article V of the Plan in all respects.

I.           Discharge.

68.         Except as otherwise provided in this Confirmation Order or the Plan, the rights granted in this Order and the Plan and the treatment of all Claims and Interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims and Interests of any nature whatsoever against the Debtors, the Reorganized Debtors and any of the Estates’ property, whether such Claims or Interests arose before or during the Bankruptcy Cases or in connection with implementation of the Plan.  Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, each of the Debtors and the Reorganized Debtors shall be discharged and released from any and all Claims and Interests, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), regardless of whether (i) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (ii) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (iii) the holder of a Claim based on such debt has accepted the Plan.  Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors.  Pursuant to Bankruptcy Code section 524, the discharge granted under this section shall void any judgment against any of the Debtors at any time obtained (to the extent it relates to a discharged Claim or Interest), and operates as an injunction against the prosecution of any action against any of the Reorganized Debtors or the Estates’ property (to the extent it relates to a discharged Claim or Interest).

69.         Notwithstanding any provision of the Plan or this Confirmation Order, nothing in this Plan discharges, releases, precludes, or enjoins (i) any environmental liability to any governmental unit that is not a Claim as such term is defined in section 101 of the Bankruptcy Code or (ii) any environmental Claim of any governmental unit arising on or after the Effective Date.  The Debtors and Reorganized Debtors reserve the right to assert that any environmental liability is a Claim that arose on or prior to the Effective Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  In addition, nothing in this Plan discharges, releases, precludes, or enjoins any environmental liability to any governmental unit that any entity would be subject to as the owner or operator of property after the Effective Date.

70.           Notwithstanding any provision of the Plan, this Confirmation Order  or any implementing Plan documents, including but not limited to notices of assumption and assignment of executory contracts, any rights of way, pending applications for rights of way, leases, licenses, authorizations, contracts, agreements or other interests of the federal government shall be treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and the Reorganized Debtor shall comply with all applicable non-bankruptcy law, federal regulations and statutes. Moreover, without limiting the foregoing, nothing in the Plan, Order confirming Plan or implementing Plan documents shall be interpreted to set cure amounts or to require the government to novate or otherwise consent to the transfer of any federal government contract, agreement or interest. The government’s rights to offset or recoup any amounts due under, or relating to, any contracts, agreements or other interests are expressly preserved.

J.            Binding Effect.

71.           Pursuant to section 1141 of the Bankruptcy Code, except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan and all exhibits thereto (including the Plan Supplement) shall bind all holders of Claims and Interests.

72.           This Confirmation Order shall be binding in all respects upon the Debtors, their estates, the Reorganized Debtors, all creditors of (whether known or unknown) of any Debtor, all holders of any Claim against any Debtor and holders of Interests in any Debtor, all holders of Liens against or on all or any portion of the Debtors’ estates or assets, all governmental units (as defined in the Bankruptcy Code) in jurisdiction where the Debtors are located or operate, and all non-Debtor counterparties to any Executory Contracts and Unexpired Leases.  This Confirmation Order shall inure to the benefit of the Debtors, their estates, their creditors, the Reorganized Debtors, and their respective successors and assigns.  All Persons and entities are hereby forever prohibited and enjoined from taking any action that would adversely affect or interfere with the ability of the Debtors or Reorganized Debtors to consummate the transactions contemplated by the Plan in accordance with the terms of the Plan and this Confirmation Order.

K.           Exemption from Certain Transfer Taxes.

73.           Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax, irrespective of whether the underlying property is owned by the Debtors or a third party.  All transactions specifically provided for by the Plan, or consummated by the Debtors and approved by the Bankruptcy Court, including, without limitation: (i) the assumptions and assignments by the Debtors of executory contracts and unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code; and (ii) settlements pursuant to Bankruptcy Rule 9019(a), shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.  This Court retains jurisdiction to enforce the foregoing authorization.

L.           Documentation.

74.          The Debtors and the Reorganized Debtors, as applicable, are authorized to execute and deliver all documents included within the Plan Supplement, and all other documents contemplated by the Plan or otherwise necessary to implement the Plan and to take all steps deemed necessary by the Debtors or the Reorganized Debtors to consummate the transactions contemplated thereby, all without further order of the Court, vote of the shareholders of the Debtors or approval of the Debtors’ Boards of Directors.

M.          Bankruptcy Rule 9019(a) Settlement.

75.          The provisions of the Plan constitute a good faith compromise of all Claims and interests or controversies relating to the contractual and legal rights that a holder of a Claim may have with respect to such Claim or any Distribution to be made on account of such Claim.  The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Claims or controversies and this Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates and holders of Claims and Interests, and is fair, equitable, and reasonable.

N.           Debtors’ Operations Prior To the Effective Date.

76.          From the entry of this Confirmation Order until the Effective Date, the Debtors:

a.	are authorized to conduct their businesses in the ordinary course;

b.	shall not make any expenditures (other than expenditures made in the ordinary course of business of the Debtors);

c.
shall not participate or engage in any capital transactions, including, without limitation, the sale, financing, or refinancing of all or any portion of the Debtors’ assets or the reworking, drilling, or completing of any wells, without the prior written consent of Caerus and the Prepetition Agent; and

d.	shall not enter into or amend any contract, without the prior written consent of Caerus and the Prepetiton Agent.

O.	Continued Existence and Vesting of Assets in Reorganized Debtors.

77.           Each of the Reorganized Debtors will continue to exist after the Effective Date as a separate corporate or limited liability company entity, with all the powers of a corporation or limited liability company under the laws of its respective state of formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable law.  Except as otherwise provided in the Plan or any agreement, instrument, or indenture relating thereto, on or after the Effective Date, all property of the estates of the Debtors, and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall re-vest in the Reorganized Debtors, in accordance with section 1123(a)(5)(d) and section 1141(c) of the Bankruptcy Code, free and clear of all Claims, Liens, Encumbrances and Interests of any kind or nature at any time arising or created (whether in respect of any act, liability or obligation of the Debtors before the Effective Date), including, but not limited to, any options, pledges, security interests, equities, reservations, third party rights, voting trusts or similar arrangements.  On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, or dispose of property and compromise or settle any Claims or Interests, without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.  Without limiting the generality of the foregoing, all rights, privileges, entitlements, authorizations, grants, permits, licenses, easements, franchises, and other similar items which constitute part of, or are necessary or useful in the operation of, the property of the estates or the business of the Reorganized Debtors, shall be vested in the Reorganized Debtors on the Effective Date, and shall thereafter be exercisable and usable by the Reorganized Debtors to the same and fullest extent they would have been exercisable and usable by the Debtors before the Petition Date.

P.           Operation as of the Effective Date.

78.           On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Q.           Releases, Injunction, Exculpation and Related Provisions Under the Plan.

1.	Releases.

79.           Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Court, the release provisions set forth in Article XI of the Plan are approved.  The release provisions set forth in Article X of the Plan and which are hereby approved are as follow:

(a)          Release of Prepetition Secured Lenders, Prepetition Agent, DIP Lenders, DIP Agent, Holders of Convertible Debentures and Indenture Trustee.

EFFECTIVE ON THE EFFECTIVE DATE, THE DEBTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE ESTATES, REPRESENTATIVES, DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, AND THEIR SUCCESSORS AND ASSIGNS) (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY RELEASE, ACQUIT, FOREVER DISCHARGE, AND COVENANT NOT TO SUE EACH AND EVERY DIP LENDER, PREPETITION SECURED LENDER, THE PREPETITION AGENT, DIP AGENT, THE INDENTURE TRUSTEE AND EACH AND EVERY HOLDER OF CONVERTIBLE DEBENTURES, AND EACH AND EVERY DIP LENDER’S, PREPETITION SECURED LENDER’S, THE PREPETITION AGENT’S, THE DIP AGENT’S, THE INDENTURE TRUSTEE’S OR A HOLDER OF CONVERTIBLE DEBENTURE’S REPRESENTATIVES, DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, AND THEIR SUCCESSORS AND ASSIGNS (THE “RELEASED PARTIES”) FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, AVOIDANCE ACTIONS, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, LEGAL PROCEEDINGS, EQUITABLE PROCEEDINGS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE OR MAY COME TO HAVE AGAINST THE RELEASED PARTIES THROUGH THE EFFECTIVE DATE, AT LAW OR IN EQUITY, BY STATUTE OR COMMON LAW, IN CONTRACT, IN TORT, INCLUDING BANKRUPTCY CODE CHAPTER 5 CAUSES OF ACTION, WHETHER THE LAW OF THE UNITED STATES OR ANY OTHER COUNTRY, UNION, ORGANIZATION OF FOREIGN COUNTRIES OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED..

(b)             Release by Holders of the Convertible Debentures.

As of the Effective Date, each holder of the Convertible Debentures, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive and discharge  all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture Trustee that such Person or entity has, had or may have, against the Indenture Trustee and any of its present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers or financial advisors and any of their respective successors or assigns.  This release, waiver and discharge shall be in addition to the release, exculpation and injunctive provisions otherwise provided herein and under the Confirmation Order and the Bankruptcy Code.

3.	Re-Vesting of all Causes of Action.

80.           Notwithstanding anything to the contrary in the Plan, all Causes of Action, along with all proceeds thereof, shall re-vest in the Reorganized Debtors upon the Effective Date.  The Reorganized Debtors shall retain the right to utilize any Cause of Action against any claimholder as a setoff against such claimholder’s Claim or Claims.

4.	Exculpation.

81.           Except as otherwise expressly provided in the Plan, this Confirmation Order or a separate order of this Court, the exculpation provisions set forth in Section X.I of the Plan are approved and shall be effective as of the Effective Date.  The exculpation provision set forth in Section X.I of the Plan, which is hereby approved, is as follows:

Except as otherwise specifically provided in this Plan, the Debtors, Reorganized Debtors, Caerus, the Indenture Trustee, the holders of the Convertible Debentures, the Prepetition Agent, the Prepetition Secured Lenders, the DIP Agent, the DIP Lenders and any of such entities’ respective present or former members, officers, directors, employees, representatives, attorneys, financial or other professional advisors, or other agents and any of such parties’ successors and assigns, shall not have or incur any claim, obligation, cause of action or liability to one another or to or from any Claimholder or Interest Holder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date in connection with, relating to, or arising out of the Debtors, the Bankruptcy Cases, negotiation and filing of the Plan, filing the Bankruptcy Cases, the pursuit of Confirmation of the Plan, the Bidding Procedures Order, the Caerus Plan Sponsorship Agreement, the consummation of the Plan, the administration of the Plan or the property to be liquidated and/or distributed under the Plan, except for their willful misconduct, gross negligence, or fraud as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

5.	Injunction.

82.           Except as otherwise provided in the Plan or this Confirmation Order,  from and after the Effective Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Debtors, the Reorganized Debtors, Caerus or any of their respective property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (C) creating, perfecting or enforcing any lien, lis pendens, or other encumbrance against the Assets, any of the assets of the Reorganized Debtors or the Plan Funding Obligation; (D) asserting a setoff or right of subrogation of any kind against any debt, liability, or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan provided, however, that nothing contained herein shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of the Plan, the Confirmation Order, or the Caerus Plan Sponsorship Agreement.

R.           Continuation of Automatic Stay.

83.           Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate Order of this Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the occurrence of the Effective Date.

S.           Provisions Regarding Distributions.

84.           The provisions contained in Article V of the Plan, including without limitation, the provisions governing distributions, are found to be reasonable and are hereby approved.

T.           No Distributions to Class 9.

85.           Pursuant to Article V of the Plan, holders of Class 9 (Interests in TEC) shall not receive or retain any property or distributions on account of such Claims or Interests under the Plan.

U.           Setoffs and Recoupments.

86.           Except as otherwise provided by the terms of the Plan or this Confirmation Order, the Reorganized Debtors (or any of them) may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under this Plan on account of the Claim, claims of any nature whatsoever that the Debtors and the Reorganized Debtors may have against the holder thereof, provided, that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

V.           Procedures for Resolving Disputed Claims and Unresolved Claims.

87.           The provisions contained in Articles V and VIII of the Plan, including without limitation, the provisions governing the procedures for resolving Disputed Claims, Unliquidated Claims, and Dispute Resolution procedures, are found to be reasonable and are hereby approved.

W.          Professional Fees.

88.           All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be Filed no later than sixty days after the Effective Date.  Objections, if any, to Final Fee Applications of such Professionals must be Filed and served on Reorganized Teton, the requesting Professional and the Office of the United States Trustee no later than thirty days from the date on which each such Final Fee Application is served and filed.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the allowed amounts of such Professional Fee Claims shall be determined by the Court.  Reorganized Debtors shall be responsible for payment of any Final Fee Applications approved by the Court.  The Reorganized Debtors shall be responsible for payment of any accrued, but unpaid professional fees, subject to approval of Final Fee Applications, as applicable.

89.           Wind Down Expenses up to $50,000 shall be paid by the Reorganized Debtors in accordance with the Plan and the Caerus Plan Sponsorship Agreement.

X.           Executory Contracts and Unexpired Leases.

90.           Except as otherwise provided in the Plan, effective upon the date of Confirmation of the Plan, all Executory Contracts and Unexpired Leases which have not otherwise been rejected by the Debtors prior to the Effective Date are hereby rejected under this Plan, except: (a) any Executory Contract or Unexpired Lease that is identified on the Assumed Contracts Schedule as of the Confirmation Date; (b) any Executory Contract or Unexpired Lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of this Confirmation Order; (c) all Executory Contracts or Unexpired Leases assumed by Order entered on or before the Confirmation Date and not subsequently specifically rejected pursuant to an Order; and (d) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an Executory Contract or Unexpired Lease that is later determined by the Bankruptcy Court to be an Executory Contract or Unexpired Lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within thirty (30) days of any such determination.  Nothing in the Plan or this Confirmation Order shall adversely affect the Debtors’ or the Reorganized Debtors’ interests in Hydrocarbons and such interests shall not be rejected pursuant to this Plan or this Confirmation Order.

91.           On the Effective Date, Reorganized TEC shall assume, subject to the provisions and limitations of Article VII.A.4 of the Plan, TEC’s prepetition retention commitments (the “Retention Commitments”) to certain employees in the manner, and to the extent described in Section 4(j) and Schedule 4(j) of the Caerus Plan Sponsorship Agreement.  Reorganized TEC’s sole obligation in respect of the Retention Commitments shall be to pay up to an aggregate of $286,500 from funds in the JPM Account (as defined in the Caerus Plan Sponsorship Agreement).  Notwithstanding Reorganized TEC’s assumption of the Retention Commitments subject to the limitations of Article VII.A.4 of the Plan, (a) the assumption of the Retention Commitments shall not give rise to a claim having priority against the Debtors’ estates as an administrative expense under section 503(b) of the Bankruptcy Code or otherwise in the event the Effective Date does not occur and (b) recipients of the Retention Commitments shall not be entitled to look to any source other than the JPM Account for payment.

92.           Each Person or entity that is a party to an Executory Contract or Unexpired Lease that is rejected as of the Effective Date pursuant to the Plan and this Confirmation Order will be entitled to file, not later than thirty (30) days following the Effective Date, a proof of Claim for damages alleged to have been suffered due to such rejection; provided, however, that the opportunity to file a proof of Claim afforded a Person whose Executory Contract or Unexpired Lease is rejected as of the Effective Date pursuant to the Plan and the Confirmation Order shall not extend the time for any Person to assert or attempt to assert a claim on account of an Executory Contract or Unexpired Lease that was previously rejected by the Debtors, for which the Existing Bar Date applies or for which another filing deadline was established.  Any Person that has a Claim for damages as a result of the rejection of an Executory Contract or Unexpired Lease pursuant to section 7.3 of the Plan that does not file a proof of Claim with the Claims, Noticing and Ballot Agent (and serve a copy of such Claim on counsel for the Reorganized Debtors) in accordance with the terms and provisions of the Plan will be forever barred from asserting that Claim against, and such Claim shall be unenforceable against, the Debtors, the Estates, the Reorganized Debtors, Caerus or their respective property.

93.           Except as otherwise provided in this Confirmation Order, the terms of Article VII of the Plan, including, without limitation, the provisions regarding the assumption and rejection of the Executory Contracts and Unexpired Leases are hereby approved and found to be reasonable.

Y.           Authorization to Take Acts Necessary to Implement Plan.

94.           Pursuant to section 1142(b) of the Bankruptcy Code, 8 Del. C. § 303, and any comparable provision of the business corporation laws of any other state, each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions and to perform such acts as may be necessary, desirable, or appropriate to comply with or implement the Plan and any matters under the Plan, and all documents, instruments, and agreements related thereto, including but not limited to those contained in the Plan Supplement, and all annexes, exhibits, and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding, and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any shareholders’ or board of directors’ approval.  Each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions, to perform all acts, to make, execute, file, and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents relating to the Plan, including but not limited to those contained in the Plan Supplement, and that may be required or necessary for its performance thereunder without the need for any shareholders’ or board of directors’ approval.  On the Effective Date, the appropriate members, officers or representatives of the Reorganized Debtors are authorized and empowered to issue, execute, file, and deliver the agreements, documents, securities, and instruments contemplated by or necessary to effectuate the Plan, including, but not limited to, those contained in the Plan Supplement, in the name of and on behalf of the Reorganized Debtors.  Each of the Debtors and the Reorganized Debtors and the officers and directors thereof are authorized to take any such actions without further corporate action or action of the directors or stockholders of the Debtors and the Reorganized Debtors.  On the Effective Date, the members of the existing boards of directors of each of the Debtors shall be deemed to have resigned and the respective Debtor will be deemed to have accepted such resignation without the need for further action by any Debtor or board member.  The managers and officers of the Reorganized Debtors shall, as of the Effective Date, consist of those Persons identified in the Plan Supplement, without the need for any further action.

Z.           Cancellation of Existing Securities and Agreements.

95.           Except as set forth in Article V.F.8 of the Plan and except for TEC’s Interests in the Subsidiaries, on the Effective Date any promissory note, other instrument or security evidencing a Claim or Interest shall be deemed automatically canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged.

AA.       Execution by Third Parties.

96.           Each and every federal, state, and local governmental agency or department is hereby directed to accept, and lessors and holders of Liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices where any agreement, document, or instrument may be filed in order to effectuate the Plan.

BB.        Governmental Approvals Not Required.

97.           Except as otherwise provided in this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, the Plan Supplement, and any documents, instruments, or agreements contained therein, and any amendments or modifications of any of the foregoing.

CC.        Notice of Entry of Confirmation Order.

98.           Within ten business days following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit B (the “Confirmation Notice”), upon all parties that received notice of the Confirmation Hearing.  The form of Confirmation Notice is hereby approved.  Service of the Confirmation Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) of entry of this Confirmation Order and, except as provided herein, no other or further notice need be given.

DD.       Notice of Effective Date.

99.           Within ten business days after the occurrence of the Effective Date, the Reorganized Debtors shall serve a notice of the occurrence of the Effective Date of the Plan substantially in the form annexed hereto as Exhibit C (the “Effective Date Notice”) upon all parties that received notice of the Confirmation Hearing.  The form of Effective Date Notice is hereby approved.  Service of the Effective Date Notice as provided herein shall be good and sufficient notice of the occurrence of the Effective Date under Bankruptcy Rule 2002(l).

EE.         References to Plan Provisions.

100.           The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety.

FF.         Confirmation Order Controlling.

101.           If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

GG.        Applicable Non-Bankruptcy Law.

102.           Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and the Plan Supplement Documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

HH.       Effectiveness of Order.

103.           This Confirmation Order is and shall be deemed to be a separate order with respect to each of the Debtors for all purposes. This Confirmation Order is intended to be a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

II.           Appeal of Order.

104.           The reversal or modification of this Confirmation Order does not affect the validity of the transactions contemplated under the Plan with respect to a Person or entity that purchased, acquired, or received property or an interest in property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and the transactions contemplated under the Plan are stayed pending appeal.

JJ.          Substantial Consummation.

105.           Substantial consummation of the Plan shall be deemed to occur on the Effective Date.

KK.       The Record.

106.           The record of the Confirmation Hearing was closed on the record on January 15, 2010.

LL.         No Successor Liability.

107.           Except as expressly provided in the Plan or this Confirmation Order, neither Caerus nor any of the Reorganized Debtors shall have any liability of the Debtors or their estates for any claims against the Debtors or any of their predecessors or affiliates, and neither Caerus nor any of the Reorganized Debtors shall have any successor or vicarious liabilities of any kind or character, including, but not limited to, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger or substantial continuity, whether known or unknown as of the Effective Date, now existing or hereafter arising, whether asserted or unasserted, fixed or contingent, liquidated or unliquidated with respect to the Debtors or any obligations of the Debtors arising prior to the Effective Date, including, but not limited to, liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Debtors prior to the Effective Date.

MM.     Subsequent Orders.

108.           Nothing contained in any order of any type or kind entered in (i) these Chapter 11 Cases or (ii) any related proceeding subsequent to entry of this Confirmation Order, shall conflict with or derogate from terms of this Confirmation Order.

NN.       Immediate Authorization of Transactions Contemplated by Plan.

109.           Notwithstanding any stay set forth in Bankruptcy Rules 3020(e), 6004(h), 6006(d), 7062, and 9014 or otherwise in the Bankruptcy Code or Bankruptcy Rules, this Confirmation Order shall be effective immediately upon entry and the Debtors are authorized to close the transactions contemplated by the Plan immediately upon the Effective Date.

OO.       Bulk Sale Laws.

110.           No bulk sales law or any similar law of any state or other jurisdiction applies in any way to Confirmation of the Plan.

PP.         No Brokers.

111.           There are no brokers involved in consummating the Plan and no brokers’ commissions are due.

QQ.        Payment of Statutory Fees.

112.           All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date.  The Debtors and Reorganized Debtors, as applicable, shall pay quarterly fees to the U.S. Trustee until the Bankruptcy Cases are closed or converted and/or the entry of a final decree.  In addition, the Debtors and Reorganized Debtors, as applicable, shall file any pre-confirmation monthly operating reports not filed as of the Confirmation hearing in conformance with the U.S. Trustee guidelines.  The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be deemed an Allowed Administrative Claim against the Debtors and their Estates.

RR.        Findings and Conclusions Related To Shelby Assumption Objection And Resolution Thereof.

113.           On December 30, 2009, Shelby Resources LLC (“Shelby”), Caddis Resources, Inc. (“Caddis”), Andrew C. Weygant (“Weygant”), Max-Henry Operating, LLC (“Max-Henry”), Maple Properties, LLC (“Maple”), Kris D. Kennedy, Jamie L. Kennedy, Jeffrey R. Zoller, Sharon L. Kipling, Douglas G. Liller, Debbie S. Liller, Joseph E. Bragg, Jr. and Pamela L. Bragg (collectively, the “Shelby Objectors”) filed an objection (the “Shelby Assumption Objection”) to that certain Joint Operating Agreement, effective as of April 25, 2008, by and among TEC, TNA, Shelby, Caddis, Weygant, Max-Henry and Maple (the “Joint Operating Agreement”), attached as Exhibit B to the Shelby Assumption Objection.  The Joint Operating Agreement designates TNA as operator thereunder in connection with joint operations conducted in all of Burton, Ellis, Graham, Stafford and Rooks Counties, Kansas, and in the north half of Barber county and the north quarter of Rush County, Kansas.

114.           The Court has: (a) reviewed and considered the Shelby Assumption Objection, the Confirmation MOL and the Confirmation Declarations; (b) heard the arguments of counsel in support of and opposition to the Debtors’ assumption of the Joint Operating Agreement at the Confirmation Hearing; and (c) considered all testimony presented and evidence admitted at the Confirmation Hearing.

115.           Based on the stipulations of counsel for the Debtors, the Prepetition Agent, Caerus and the Shelby Objectors placed on the record at the January 20, 2010 hearing, (a) the Shelby Assumption Objection is withdrawn with prejudice as to all objections to the assumption of the Joint Operating Agreement that have been or could be made by any of the Shelby Objectors, and (b) on or promptly after the Effective Date of the Plan, the Debtors shall pay or cause to be paid to Shelby, on behalf of the Shelby Objectors, $75,000 in full and final satisfaction of all aspects of the Shelby Assumption Objection.

116.           For the reasons stated on the record at the Confirmation Hearing and by virtue of the withdrawal of the Shelby Assumption Objection, the Debtors are authorized to assume the Joint Operating Agreement, with TNA as Operator.

Dated:    Wilmington, Delaware
_____________, 2010

THE HONORABLE PETER J. WALSH
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re TETON ENERGY CORPORATION, et al.,[3] Debtors.	Chapter 11 Case No. 09-13946 (PJW) Jointly Administered

NOTICE OF DEBTORS’ SECOND AMENDED
JOINT CHAPTER 11 PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that on January __, 2010, an order (Docket No. __) (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (Docket No. 202) (as confirmed by the Confirmation Order and as may be amended in accordance with the provisions thereof, the “Plan”), signed by the Honorable Peter J. Walsh, United States Bankruptcy Judge for the Bankruptcy Court for the District of Delaware was entered and duly docketed by the Office of the Clerk of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the above-captioned cases.

PLEASE TAKE FURTHER NOTICE that any party that wishes to obtain copies of the Confirmation Order, Plan, the Plan Supplement or the Disclosure Statement related to the Plan may download copies from the website maintained by Debtors’ claims, noticing and balloting agent, The Garden City Group, at the website www.tetonenergyreorganization.com or may request copies from The Garden City Group by phone at (888) 404-8013.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, any holder of a Claim (as defined in the Plan) against or Interest (as defined in the Plan) in the Debtors, including all government entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has voted to accept the Plan, any holder of a Lien (as defined in the Plan) or Encumbrance (as defined in the Plan) against the Debtors or their assets, and all non-Debtor parties to executory contracts and unexpired leases of the Debtors.

[3]
The Debtors, along with the last four digits of their federal tax identification numbers, are: Teton Energy Corporation (2290), Teton North America LLC (2290), Teton Piceance LLC (2290),  Teton DJ LLC (2290), Teton Williston LLC (2290), Teton Big Horn LLC (2290), Teton DJCO LLC (2290), and Teton ORRI LLC (2290).  The Debtors’ mailing address for purposes of these cases is 600 17th Street, Suite 1600 North, Denver, Colorado 80202.

The names of the Debtor entities and their respective case numbers are as follows:

Teton Energy Corporation	09-13946

Teton North America LLC	09-13947

Teton Piceance LLC	09-13948

Teton DJ LLC	09-13949

Teton Williston LLC	09-13950

Teton Big Horn LLC	09-13951

Teton DJCO LLC.	09-13952

Teton ORRI LLC	09-13953

Dated: January __, 2010	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Wilmington, Delaware

Gregory W. Werkheiser (No. 3553)
Matthew B. Harvey (No. 5186)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
Telephone: (302) 658-9200
Facsimile: (302) 658-3989

-and-

GERSTEN SAVAGE, LLP
Paul Rachmuth
600 Lexington Avenue
New York, New York 10022
Telephone: (212) 752-9700
Facsimile: (212) 980-5192

Counsel for the Debtors and Debtors in Possession

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re TETON ENERGY CORPORATION, et al.,[1] Debtors.	Chapter 11 Case No. 09-13946 (PJW) Jointly Administered

NOTICE OF EFFECTIVE DATE OF DEBTORS’ SECOND AMENDED
JOINT CHAPTER 11 PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that the Effective Date of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated January 14, 2010 (Docket No. 202) (as may be modified or amended in accordance with the provisions thereof, the “Plan”) occurred on January ____, 2010.  The Bankruptcy Court for the District of Delaware entered an Order confirming the Plan on January __, 2010 (the “Confirmation Date”).  A list of the Debtors appears below.

PLEASE TAKE FURTHER NOTICE that any party that wishes to obtain copies of the Confirmation Order, Plan, the Plan Supplement or the Disclosure Statement related to the Plan may download copies from the website maintained by Debtors’ claims, noticing and balloting agent, The Garden City Group, at the website www.tetonenergyreorganization.com or may request copies from The Garden City Group by phone at (888) 404-8013.

[1]
The Debtors, along with the last four digits of their federal tax identification numbers, are: Teton Energy Corporation (2290), Teton North America LLC (2290), Teton Piceance LLC (2290),  Teton DJ LLC (2290), Teton Williston LLC (2290), Teton Big Horn LLC (2290), Teton DJCO LLC (2290), and Teton ORRI LLC (2290).  The Debtors’ mailing address for purposes of these cases is 600 17th Street, Suite 1600 North, Denver, Colorado 80202.

The names of the Debtor entities and their respective case numbers are as follows:

Teton Energy Corporation	09-13946

Teton North America LLC	09-13947

Teton Piceance LLC	09-13948

Teton DJ LLC	09-13949

Teton Williston LLC	09-13950

Teton Big Horn LLC	09-13951

Teton DJCO LLC.	09-13952

Teton ORRI LLC	09-13953

PLEASE TAKE FURTHER NOTICE, that all Interests in Teton Energy Corporation have been cancelled effective as of the Effective Date.

Dated: January __, 2010	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Wilmington, Delaware

Gregory W. Werkheiser (No. 3553)
Matthew B. Harvey (No. 5186)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
Telephone: (302) 658-9200
Facsimile: (302) 658-3989

-and-

GERSTEN SAVAGE, LLP
Paul Rachmuth
600 Lexington Avenue
New York, New York 10022
Telephone: (212) 752-9700
Facsimile: (212) 980-5192

Counsel for the Debtors and Debtors in Possession